INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Key Technology, Inc.


We consent to the incorporation by reference in Registration Statement Nos. 33-71108 and 33-32396 of Key Technology, Inc. on Form S-8 of our report dated October 30, 1998, appearing in this Annual Report on Form 10-K of Key Technology, Inc. for the year ended September 30, 1998.




/s/ Deloitte & Touche LLP

Portland, Oregon
December 18, 1998





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